UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2013

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

In connection with the approval of an employment agreement dated November 1, 2013 (the “Employment Agreement”) between Delek US Holdings, Inc. (“Delek US”) and Ezra Uzi Yemin, the Chairman and Chief Executive Officer of Delek US and Delek Logistics GP, LLC (“Logistics GP”), the general partner of the registrant, Delek Logistics Partners, LP (the “Partnership”), the Delek US board of directors approved an award of a 4.00% membership interest in Logistics GP to Mr. Yemin (the “Membership Interest”). Prior to the award of the Membership Interest, Mr. Yemin held a 1.00% equity interest in Logistics GP by virtue of a previous award on March 10, 2013.

On December 10, 2013, Logistics GP issued the Membership Interest to Mr. Yemin. Half of the Membership Interest vested immediately and, subject to his continued employment with Logistics GP or its affiliates, 0.50% will vest on June 10, 2014 and 0.25% will vest every six months thereafter through June 10, 2017. The Membership Interest is subject to restrictions on transfer under Logistics GP’s limited liability company agreement. As a member of Logistics GP, Mr. Yemin will participate in its future profits and losses from operations, distributions from operations and liquidation value. Logistics GP is entitled to distributions in respect of its 2.00% general partner interest and its incentive distribution rights in the Partnership. Any Logistics GP distributions payable in respect of unvested membership interests will be paid to Mr. Yemin in arrears upon vesting of such interest.

If Mr. Yemin’s employment is terminated for Cause (as defined in the Employment Agreement), he will forfeit the Membership Interest, whether vested or unvested. Upon termination of his employment for any reason other than for Cause, he will have the right to require Logistics GP to repurchase the vested portion of the Membership Interest, and Logistics GP will have the right to repurchase the vested portion of the Membership Interest, in each case, at its fair market value, determined in accordance with Logistics GP’s limited liability company agreement. In addition, Logistics GP, in its sole discretion, can cause any unvested portion of the Membership Interest to vest upon an Exchange Transaction or a GP Exchange Transaction (each as defined in Mr. Yemin’s award agreement).

The cost of the obligations represented by the Membership Interest will be borne solely by Logistics GP. The Partnership will not be obligated to reimburse Logistics GP for such costs, and any distributions made on the Membership Interest will not reduce the amount of cash available for distribution to unitholders of the Partnership. Under generally accepted accounting principles, however, these membership interests represent an equity compensation plan for the benefit of the Partnership.

In connection with the award of the Membership Interest, the members of Logistics GP executed a third amended and restated limited liability company agreement on December 10, 2013 to implement and facilitate the award. The description of Logistics GP’s third amended and restated limited liability company agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the provisions of such document, in the form filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.1	Third Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, a Delaware limited liability company, dated as of December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 13, 2013            DELEK LOGISTICS PARTNERS, LP
By:    Delek Logistics GP, LLC, its general partner

/s/ Assaf Ginzburg
Name:    Assaf Ginzburg
Title:    EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

3.1	Third Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, a Delaware limited liability company, dated as of December 10, 2013.